UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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eBay Inc.
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eBay Inc. (the “Company”) posted the following information to the eBay Inc. blog (http://blog.ebay.com/):

“The Value of PayPal and eBay Together

Last week eBay Inc. CEO John Donahoe got a call from investor Carl Icahn. Mr. Icahn is a new eBay Inc. shareholder who is pretty excited about the potential of PayPal (we are, too). In fact, he thinks PayPal would be even better as a separate company.

We have tremendous respect for Mr. Icahn, so if he wants to talk with us, we’re happy to listen—just like we’ll do with all of our shareholders.  Spinning off PayPal as a separate company from eBay Inc. is not a new idea. In fact, eBay’s management team and board routinely explore all of the company’s strategic options. And based on everything the company and board see today, we continue to believe that shareholders and customers are best served by keeping PayPal and eBay together.

Why? No other payments competitor has achieved PayPal’s success – because no other competitor has a commerce platform like eBay. PayPal is successful precisely because we are part of eBay Inc., not in spite of it. eBay Inc. has helped drive our success for more than a decade, and we continue to believe we’re far more valuable together.

There are three main reasons: first, eBay accelerates PayPal’s success; second, eBay data makes PayPal smarter; and third, eBay funds PayPal’s growth. Being part of eBay Inc. gives PayPal access to an enormously valuable global customer base, it provides a source of low-cost capital that lets us aggressively fund growth and innovation in areas such as mobile and credit, as well as helping us acquire companies such as Braintree to enhance our competitive position. And being part of eBay Inc. enables us to broadly leverage the company’s technology capabilities, data, commerce platforms and relationships with retailers, brands and large merchants worldwide. We’re committed to making paying easier, and shopping more fun.

Strong synergies have always existed between PayPal and eBay. If and when these synergies run their course, the company and board will do what’s best for our business, our customers and our shareholders.

But today we strongly believe that PayPal is more competitive, more agile and more successful when combined with eBay. We are better together.  Everyone at PayPal is committed to remaining focused on driving innovation and creating the future of commerce.”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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The Company posted the following information to the PayPal Forward blog (https://www.paypal-forward.com/home/):

“The Value of PayPal and eBay Together

Featuring eBay, Inc.

Last week eBay Inc. CEO John Donahoe got a call from investor Carl Icahn. Mr. Icahn is a new eBay Inc. shareholder who is pretty excited about the potential of PayPal (we are, too). In fact, he thinks PayPal would be even better as a separate company.

We have tremendous respect for Mr. Icahn, so if he wants to talk with us, we’re happy to listen—just like we do with all of our shareholders. Spinning off PayPal as a separate company from eBay Inc. is not a new idea. In fact, eBay’s management team and board routinely explore all of the company’s strategic options. And based on everything the company and board see today, we continue to believe that shareholders and customers are best served by keeping PayPal and eBay together.

Why? No other payments competitor has achieved PayPal’s success – because no other competitor has a commerce platform like eBay. PayPal is successful precisely because we are part of eBay Inc., not in spite of it. eBay Inc. has helped drive our success for more than a decade, and we continue to believe we’re far more valuable together.

There are three main reasons: first, eBay accelerates PayPal’s success; second, eBay data makes PayPal smarter; and third, eBay funds PayPal’s growth. Being part of eBay Inc. gives PayPal access to an enormously valuable global customer base; it provides a source of low-cost capital that lets us aggressively fund growth and innovation in areas such as mobile and credit, as well as helping us acquire companies such as Braintree to enhance our competitive position. And being part of eBay Inc. enables us to broadly leverage the company’s technology capabilities, data, commerce platforms and relationships with retailers, brands and large merchants worldwide. We’re committed to making paying easier, and shopping more fun.

Strong synergies have always existed between PayPal and eBay. If and when these synergies run their course, the company and board will do what’s best for our business, our customers and our shareholders.

But today we strongly believe that PayPal is more competitive, more agile and more successful when combined with eBay. We are better together. Everyone at PayPal is committed to remaining focused on driving innovation and creating the future of commerce.”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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President of PayPal David Marcus sent a letter to PayPal employees that included the following:

“You will have also seen in John’s note and company communications that investor Carl Icahn has proposed the addition of two of his employees to eBay Inc.’s Board and has submitted a non-binding proposal to spinoff of PayPal from eBay Inc. The Board routinely evaluates all strategic options. This is not a new idea – it has been studied and rejected each time. Simply put, we believe PayPal is stronger as part of eBay Inc. eBay has helped drive PayPal’s success for more than a decade, and we continue to believe we are far more valuable together than we are apart.  It’s easy for something like this to become a distraction. Let’s make sure we are focused on our customers and GSD-ing. Please know that we will keep you informed moving forward.

I enjoy sharing our numbers every quarter because they provide a useful snapshot of where we are at a specific moment in time. But the truth is that as important as our financial results are, they’re really just a reflection of how well our vision and our effort to achieve it lines up with what our customers need and desire.

No one is in a better position than we are. With 143 million customers, we already have a network with tremendous scale. And with active accounts up 16 percent for the year, merchant payments up 29 percent, and mobile payments up more than 100 percent for the year, we clearly have solid momentum.”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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President of eBay Marketplaces Devin Wenig sent a letter to Marketplaces employees that included the following:

“Our customers, and the impact on their lives, will always be front and center of our thinking. You will have seen in John’s note and company communications that investor Carl Icahn has proposed nominating two of his employees to eBay Inc.’s Board, and has also submitted a non-binding proposal that we spinoff PayPal from eBay Inc. The Board routinely evaluates all strategic options. This is not a new idea – it has been studied and rejected each time. Our Board is a responsible Board and will always look at our portfolio of businesses and make any adjustments to deliver on our vision of connected commerce. I believe that PayPal is key to that vision, as are Marketplaces and eBay Enterprise. We are stronger together than apart. And, as one company, we will have a far greater impact on the world.

There will likely be much speculation about this in the weeks ahead. Don’t let it become a distraction. We have important work to do which will need all of our energy and focus. I’ll share more about our Marketplaces’ performance, and what we need to do in 2014, during the eBay Inc., All-Hands Webcast on Jan. 28. Further details will follow soon.”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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The Company sent the following Tweets relating to the Company under the Twitter handle @ebayinc (https://twitter.com/ebayinc):

“Please see the following legend for important information regarding the solicitation of proxies. http://bit.ly/1dV6g3z”

“John Donahoe on Carl Icahn’s proposal of nominating 2 of his employees to our Board & spinning off PayPal.”

“Our board & management team welcome perspectives of all shareholders & are committed to enhancing value for all.”

“Our board’s nominating & gov committee will consider in ordinary course of bus.  Icahn’s nom of his employees. Legend:http://bit.ly/1dV6g3z”

“We have an exceptionally strong board, with a diverse group of highly qualified directors. Legend: http://bit.ly/1dV6g3z”

“eBay accelerates PayPal’s success, eBay data makes PayPal smarter, and eBay funds PayPal’s growth. Legend: http://bit.ly/1dV6g3z”

“We strongly believe PayPal is more competitive, more agile & ultimately more successful when combined w eBay. Legend: http://bit.ly/1dV6g3z”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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The Company sent the following Tweet relating to eBay Inc. under the Twitter handle @PayPal (https://twitter.com/PayPal):

“PayPal and eBay are still better together, not apart. Here’s why http://bit.ly/1mtB0cS  Legend:  http://bit.ly/1dV6g3z”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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President of PayPal David Marcus sent the following re-Tweet of @PayPal’s tweet relating to eBay Inc. under the Twitter handle @davidmarcus (https://twitter.com/davidmarcus):

“PayPal and eBay are still better together, not apart. Here’s why http://bit.ly/1mtB0cS  Legend:  http://bit.ly/1dV6g3z”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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President of eBay Marketplaces Devin Wenig sent the following Tweet relating to eBay Inc. under the Twitter handle @Norse5 (https://twitter.com/Norse5):

“PayPal and @ebayinc - Stronger together. More opportunities. More impact. More value. Legend: http://bit.ly/1dV6g3z”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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Pierre Omidyar, a member of the Company’s Board of Directors, sent the following Tweet relating to eBay Inc. under the Twitter handle @pierre (https://twitter.com/pierre):

“Some @ebayinc news: I (as Chair) & rest of board are fully aligned that eBay + PayPal are best together. Dsclmr: http://bit.ly/1dV6g3z”

[Legends Included in Original Are Excerpted at the End of this DEFA14A Filing]

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The following solicitation-related slides were posted by the Company on its investor relations website (http://investor.ebayinc.com/):

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# Strong independent board; significant ownership in company

| Board Member | Role | Background | Other Boards | Other |
|---|---|---|---|---|
| Pierre Omidyar | Chairman (since 1995) | Founded eBay in 1995 | Omidyar-Tufts Microfinance Fund | ~10% owner; appointed to President Obama's Commission on White House Fellowships |
| John Donahoe | President and CEO of eBay (Since March 2008); Director (Since 2008) | Former President of PayPal (Jan – April 2012), former President, eBay Marketplaces (March 2005 – Jan 2008) | Intel, Skype | Former Bain & Co. Worldwide Managing Director |
| Scott Cook | Independent Director (since 1998) | Co-founder of Intuit | Intuit, Procter & Gamble | Chairman of Intuit's Executive Committee, serves on the Dean's Advisory Board at Harvard Business School |
| Thomas Tierney | Lead Independent Director since 2012 (on Board since 2003) | Former CEO of Bain & Co. | The Nature Conservancy | Chairs the Harvard Business School Initiative on Social Enterprise |
| Fred Anderson | Independent Director (since 2003) | Co-founder and MD, Elevation Partners; former Executive VP and CFO of Apple Computer | Yelp | Elevation Partners' portfolio companies include Facebook and Yelp |
| Richard Schlosberg, III | Independent Director (since 2004) | Former President and CEO of the David and Lucile Packard Foundation | Edison Int'l, Kaiser Family Foundation | Former EVP of The Times Mirror Company, former Publisher and CEO of the Los Angeles Times and Denver Post |
| Edward Barnholt | Independent Director (since 2005; Lead 2010-12) | Former President and CEO of Agilent Technologies; former EVP and General Manager of H-P's Test and Measurement Organizations | KLA-Tencor, Adobe Systems | Led Agilent's spinoff from HP |
| William Clay Ford, Jr. | Independent Director (since 2005) | Ford Motor Co.: Executive Chairman (Since Sept 2006) and Chairman of the Board (Since Jan 1999); CEO from Oct 2001 to Sept 2006 | Chairman of the Detroit Lions, Detroit Economic Club | Career running one of the best-known brands in the world |
| David Moffett | Independent Director (since 2007) | Former CEO of Federal Home Loan Mortgage Corp. (Freddie Mac); former Vice Chairman and CFO of U.S. Bancorp | CIT Group, Genworth Financial | >30 years of strategic finance and operational experience in banking and payment processing |
| Marc Andreessen | Independent Director (since 2008) | Co-Founder and General Partner of Andreessen Horowitz, Co-founder of Netscape, Loudcloud and Ning | HP, Facebook, Stanford Hospital | Former AOL CTO |
| Kathleen Mitic | Independent Director (since 2011) | Founder and CEO of Three Koi Labs, a mobile start-up. Former Facebook Executive (August 2010 to August 2012) and former SVP, Product Marketing of Palm (June 2009 to July 2010) | Special Olympics International, Restoration Hardware | Executive at Elevation Partners (May 2008 to June 2009); Former COO of Skyrider Inc., a developer of online peer-to-peer networking solutions |

ebay inc™

Q4 2013 and Full Year 2013 FinancialHighlights | 28

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Important Additional Information

eBay Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with eBay’s 2014 Annual Meeting of Stockholders. eBay intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation. EBAY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of eBay’s directors and executive officers and their respective interests in eBay by security holdings or otherwise is set forth in eBay’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 18, 2013. To the extent holdings of such participants in eBay’s securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in eBay’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on January 31, 2013 and in eBay’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2013 filed with the SEC on April 19, 2013, July 19, 2013 and October 18, 2013, respectively.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by eBay with the SEC, are available for no charge at the SEC's website at www.sec.gov and at eBay’s investor relations website at http://investor.ebayinc.com. Copies may also be obtained by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 866-696-3229.

Forward-Looking Statements

This communication contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the first quarter and full year 2014; the company's projected financial outlook for 2015; the future growth in the Payments, Marketplaces and Enterprise businesses and the company’s plans with respect to each of those businesses, mobile payments, mobile commerce; and the company's plans regarding its stock repurchase programs. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, including any continuing U.S. government shutdown or default, any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's need to successfully react to the increasing importance of mobile payments and mobile commerce and the increasing social aspect of commerce; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company's need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to financial services companies come into effect; the company's ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities, including our Enterprise Commerce Technologies, at reasonable cost; the company's ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; the company's ability to profitably integrate, manage and grow businesses that have been acquired or may be acquired in the future; the effect the announcement of the shareholder proposal and nominations may have on the company’s relationships with its shareholders and other constituencies and on the company’s ongoing business operations. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at http://investor.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.